                         METROPOLITAN SERIES FUND, INC.

                            ARTICLES OF AMENDMENT FOR
                            CHANGE IN PORTFOLIO NAME

     Metropolitan Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended effective May 1, 2003 by changing the designation of certain classes of stock, identified therein, as follows:

      Original Designation                     New Designation
      --------------------                     ---------------

Putnam Large Cap Growth Portfolio        Met/Putnam Voyager Portfolio

     SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and is limited to a change expressly permitted by
Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the Corporation's Shareholders.

     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on April 18, 2003.

ATTEST:                                  METROPOLITAN SERIES FUND, INC.


/s/ Thomas M. Lenz                      By: /s/ Anne Goggin
----------------------------                -------------------------------
Thomas M. Lenz                                  Anne Goggin
Secretary                                       President

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